UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

Contravir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55020	46-2783806
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

399 Thornall Street, First Floor

Edison, NJ 08837

(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 902-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

On February 4, 2016, Contravir Pharmaceuticals, Inc., a Delaware corporation (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Meeting”).  At the Meeting, 20,495,199 shares were represented in person or by proxy, or 71.33% of the total shares issued and outstanding and entitled to vote at the Meeting (including shares of common stock issuable upon conversion of the Company’s Series A Convertible Preferred Stock).  The final results of each of the matters submitted to a vote of stockholders at the Meeting are as follows:

Proposal 1 — Election of Directors

The following six (6) individuals were elected as directors, to serve until the 2016 Annual Meeting of Shareholders or their successors are elected and qualified, by the votes set forth in the table below:

Name of Director	Votes For	Votes Against	Abstentions	Broker Non- Votes
Gary S. Jacob	14,383,640	0	345,779	5,765,780
James Sapirstein	14,384,041	0	345,378	5,765,780
John P. Brancaccio	14,345,948	0	383,471	5,765,780
Christopher McGuigan	14,345,591	0	383,828	5,765,780
Timothy Block	14,346,095	0	383,324	5,765,780
Arnold Lippa	14,643,298	0	86,121	5,765,780

Proposal 2 — Ratification of the appointment of BDO USA, LLP

The shareholders ratified and approved the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016, by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstained
20,336,650	15,585	142,964

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2016

CONTRAVIR PHARMACEUTICALS, INC.

	By:	/s/ James Sapirstein
James Sapirstein
Chief Executive Officer